Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm and Financial Statements” within the Statement of Additional Information and to the incorporation by reference of our reports dated December 23, 2019 for Harbor Capital Appreciation Fund, Harbor Large Cap Value Fund, Harbor Mid Cap Growth Fund, Harbor Mid Cap Value Fund, Harbor Small Cap Growth Fund, Harbor Small Cap Growth Opportunities Fund, Harbor Small Cap Value Fund, Harbor Strategic Growth Fund, Harbor Diversified International All Cap Fund, Harbor Emerging Markets Equity Fund, Harbor Focused International Fund, Harbor Global Leaders Fund, Harbor International Fund, Harbor International Growth Fund, Harbor International Small Cap Fund, Harbor Overseas Fund, Harbor Bond Fund, Harbor Convertible Securities Fund, Harbor Core Bond Fund, Harbor High-Yield Bond Fund, Harbor High-Yield Opportunities Fund, Harbor Money Market Fund, Harbor Target Retirement Income Fund, Harbor Target Retirement 2020 Fund, Harbor Target Retirement 2025 Fund, Harbor Target Retirement 2030 Fund, Harbor Target Retirement 2035 Fund, Harbor Target Retirement 2040 Fund, Harbor Target Retirement 2045 Fund, Harbor Target Retirement 2050, and Harbor Target Retirement 2055 Fund (the Funds comprising the Harbor Funds) included in the Annual Reports to Shareholders for the year ended October 31, 2019, filed with the Securities and Exchange Commission, in this Post-Effective Amendment No. 160 Under the Securities Act of 1933 (File No. 33-5852).

/s/ ERNST & YOUNG LLP

Chicago, IL

February 21, 2020